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                                                                    Exhibit 99.2

  CERTIFICATION BY CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that:

         (1)      this periodic report fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of BUCA, Inc.


                                        /s/ Greg A. Gadel
                                        --------------------------------------
                                        Greg A. Gadel
                                        Executive Vice President, Chief
                                        Financial Officer, Secretary
                                        and Treasurer



     A signed original of this written statement required by Section 906 has been provided to BUCA, Inc. and will be retained by BUCA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.